UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Etsy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4898921
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street, Suite 512 Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-202497

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

This item incorporates by reference the description of the Common Stock of Etsy, Inc. (“Etsy”), par value $0.001 per share, to be registered by this Form 8-A described under the caption “Description of Capital Stock” in Etsy’s Registration Statement on Form S-1 (File No. 333-202497), which was originally filed with the U.S. Securities and Exchange Commission on March 4, 2015, as amended (the “Form S-1”), and in the prospectus to be filed by Etsy pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus will constitute a part of the Form S-1.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of Etsy are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:April 8, 2015

ETSY, INC.

By:	/s/ Kristina Salen
Kristina Salen
Chief Financial Officer